UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-A

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FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

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PARAMOUNT GOLD MINING CORP.

(Exact name of registrant as specified in its charter)

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Delaware	0-51600	20-3690109
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

346 Waverley Street Suite  Ottawa, Ontario Canada  K2P 0W5

(Address of Principal Executive Office) (Zip Code)

Securities to be registered to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	American Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:  (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

None
(Title of class)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.

Description of Registrant’s Securities to be Registered.

For a description of the Registrant’s Common Stock to be registered hereunder, reference is made to the information set forth under the heading “Common Stock” in the Registrant’s Registration Statement that was filed with the Securities and Exchange Commission (the “Commission”) on November 2, 2005 and all amendments filed thereto which information is incorporated by reference. We also incorporate by reference our annual report for the year ended June 30, 2006 filed with the Commission on September 28, 2006 and all amendments thereto as well as our SB-2 Registration Statement filed with the Commission on July 2, 2007.

Item 2.

Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-a, no exhibits are required to be filed, because no other securities of the Registrant are registered on the American Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Paramount Gold Mining Corp.

By:	/s/ CHRISTOPHER CRUPI
Christopher Crupi CEO/ Director

Date:  July 31, 2007

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